EXHIBIT 3.1

P09000063838
FILED
July 28, 2009
Sec. Of State
rdunlap

Electronic Articles of Incorporation
For
MINT CAPITAL INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I
The name of the corporation is:
MINT CAPITAL INC.

Article II
The principal place of business address:
319 CLEMATIS STREET
SUITE 703
WEST PALM BEACH, FL. US 33401

The mailing address of the corporation is:
319 CLEMATIS STREET
SUITE 703
WEST PALM BEACH, FL. US 33401

Article III
The purpose for which this corporation is organized is:
ANY AND ALL LAWFUL BUSINESS.

Article IV
The number of shares the corporation is authorized to issue is:
250,000,000

Article V
The name and Florida street address of the registered agent is:
BARRY HOLLANDER
319 CLEMATIS STREET
SUITE 703
WEST PALM BEACH, FL. 33401

P09000063838
FILED
July 28, 2009
Sec. Of State
rdunlap

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature:                                                                           BARRY HOLLANDER

Article VI
The name and address of the incorporator is:
BARRY HOLLANDER
319 CLEMATIS STREET
SUITE 703
WEST PALM BEACH
Incorporator Signature:                                                                BARRY HOLLANDER

Article VII
The initial officer(s) and/or director(s) of the corporation is/are:
Title: PRES
BARRY HOLLANDER
319 CLEMATIS STREET SUITE 703
WEST PALM BEACH, FL. 33401US

Article VIII
The effective date for this corporation shall be:
07/28/2009